Luxfer Announces Date of Third Quarter 2023 Earnings Release

MILWAUKEE, Wisconsin, October 11, 2023 – (BUSINESS WIRE) – Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced that it will release financial results for the third quarter of 2023 after market close on Wednesday, October 25, 2023. A conference call is scheduled for Thursday, October 26, 2023 at 8:30 a.m. U.S. Eastern Daylight Time (EDT), during which management will provide a review of the Company’s third quarter financial results.

Conference Call and Webcast Information
The conference call can be accessed by dialing (800) 343-4136 or (203) 518-9814 for participants outside the U.S., using the conference ID code LXFRQ323. Please dial in at least 15 minutes prior to the start of the call to register. Please use the following link to access the webcast of the conference call: LXFR 3Q 2023 Webcast

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through November 9, 2023 at midnight Eastern Standard Time (EST). To access the recording, please dial (800) 695-2533 or (402) 530-9029 for participants outside the U.S.

Slides used in the presentation and a recording of the call will be available under the investor relations section of the Luxfer website at www.luxfer.com.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Contact Information
Steve Webster
Chief Financial Officer
Investor.relations@Luxfer.com